Exhibit 107

EX. FILING FEES

Calculation of Filing Fee Tables

424(b)(3)

(Form Type)

Golub Capital BDC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(c)	17,717,930	(1)	$14.11	(1)	$250,000,000	0.00014760	$36,900	—	—	—	—

Fees Previously Paid														—

Total Offering Amounts								$250,000,000		$36,900				—
Total Fees Previously Paid										—				—
Total Fee Offsets										$36,900
Net Fee Due										—

(1)	Calculated pursuant to Rule 457(c) based on the average of the high and low prices reported on the Nasdaq Global Select Market as of October 4, 2023.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$36,900	(1)	Equity	Common Stock, $0.001 par value per share	(1)		(1)		—
Fee Offset Sources	Golub Capital BDC, Inc.	N-2	333-232387	June 26, 2019	August 23, 2021	$36,900	(1)							$36,900

(1)

Unsold Securities includes $2,043,246,058.66 of Unsold Securities of the registrant previously registered on the Registration Statement identified in Table 2. Pursuant to Rule 457(p) under the Securities Act, the $256,385 fee paid to register the Unsold Securities is offset against the filing fees to be paid pursuant to Table 1.